Company Contact:
Gail A. Sloan
Vice President of Finance and Secretary
La Jolla Pharmaceutical Company
858-452-6600
gail.sloan@ljpc.com

LA JOLLA PHARMACEUTICAL COMPANY PROVIDES VOTING UPDATE -

MORE VOTES NEEDED OR LA JOLLA WILL LIKELY CLOSE

SAN DIEGO, FEBRUARY 24, 2010 – La Jolla Pharmaceutical Company (NASDAQ: LJPC) today provided an update on the Company’s upcoming special meeting of stockholders on February 26, 2010 at 3:00 p.m. Pacific Time to vote on its proposed merger with Adamis Pharmaceuticals Corporation (OTCBB: ADMP).

YOUR VOTE IS CRITICAL. To date, holders of only 9% of La Jolla’s outstanding common stock have voted their shares but in order to hold the special stockholders’ meeting on February 26, 2010, holders of a majority of the outstanding shares must vote. To date, those stockholders who have voted have overwhelmingly supported the merger proposals, including the reverse stock split. Only stockholders who held La Jolla stock on January 22, 2010 are eligible to vote.

If You Haven’t Received Your Voting Materials – please vote by contacting our proxy vote solicitor, Mackenzie Partners, Inc. as follows:

e-mail at proxy@mackenziepartners.com

call toll free at (800) 322-2885

call collect at (212) 929-5500.

Mackenzie Partners will be able to provide you with voting materials and instructions on how to vote telephonically or through your broker. You may also contact La Jolla by e-mail at gail.sloan@ljpc.com or by telephone at (858) 452-6600.

If You Have Received Your Voting Materials - please vote telephonically or via the internet as instructed in your voting materials in order to ensure your vote is counted. If you have any questions about voting or need assistance, please contact Mackenzie Partners.

If the Merger With Adamis is Not Completed, the La Jolla Board of Directors Will Most Likely Close the Business. If La Jolla is closed, we currently expect to return up to $0.02 — $0.03 per share to stockholders.

All Votes Must be Received Before Friday, February 26th. La Jolla’s Board of Directors and Management believe that the merger is the only chance of stockholder upside and therefore urge its stockholders to act immediately and vote.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

The joint proxy statement/prospectus in connection with the merger with Adamis was mailed to La Jolla stockholders on or about February 12, 2010. Investors and security holders of both La Jolla and Adamis are urged to read the joint proxy statement/prospectus because it contains important information about La Jolla, Adamis and the proposed transaction. The joint proxy statement/prospectus, and any other documents filed by La Jolla with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov, by contacting La Jolla Investor Relations by e-mail at gail.sloan@ljpc.com or by telephone at (858) 452-6600. La Jolla and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from La Jolla’s stockholders in favor of the proposed transaction. Information about the directors and executive officers of La Jolla and their respective interests in the proposed transaction is available in the joint proxy statement/prospectus.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations or future financial performance, including, but not limited to the following statements: the expected liquidation value of La Jolla if the merger is not completed, the ability to complete the merger with Adamis and the potential future value of La Jolla stock post-merger. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause La Jolla’s actual results to be materially different from these forward-looking statements. Certain of these risks, uncertainties, and other factors are described in greater detail in the joint proxy statement/prospectus, as well as in La Jolla’s filings from time to time with the SEC, which La Jolla strongly urges you to read and consider, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. La Jolla expressly disclaims any intent to update any forward-looking statements.